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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Directors
United American Healthcare Corporation


We have issued our report dated September 4, 2008 accompanying the consolidated financial statements included in the annual report of United American Healthcare Corporation on Form 10-K for the year ended June 30, 2008. We hereby consent to incorporation by reference of said report in the Registration Statement of United American Healthcare Corporation on Form S-8 (File No. 333-75179) effective March 29, 1999.


/s/ UHY LLP

Southfield, Michigan
September 4, 2008